EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of PRG-Schultz International, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Cook, President, Chairman of the Board and Chief Executive Officer of the Company and I, Donald E. Ellis, Jr., Executive Vice President-Finance, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003	By: /s/ JOHN M. COOK John M. Cook President, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

August 12, 2003	By: /s/ DONALD E. ELLIS, JR. Donald E. Ellis, Jr. Executive Vice President-Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)